Exhibit 13.1

CERTIFICATION PURSUANT TO 18 U.S.C. SS.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report, of ViRexx Medical Corp. (the "Corporation") on Form 20-F as filed with the Securities and Exchange Commission on the date hereof, I, Lorne Tyrrell, Chief Executive Officer of the Corporation, certify pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report dated March 30, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in this Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date: April 5, 2007.

signed “D. Lorne Tyrrell” Dr. Lorne Tyrrell
Chief Executive Officer